Exhibit 99.2

Press Release

Mooney Holds Top Value Rating Among High Performance Single Engine Aircraft

KERRVILLE, Texas, April 13 /PRNewswire-FirstCall/ — Mooney Airplane Company, a wholly-owned subsidiary of the Mooney Aerospace Group (OTC BB: MNYG — News) announced today that the Bravo and Ovation models build by the company have a significant edge over their competition in the high performance single engine airplane, ranks higher than their competitors according to a value equation, which rates aircraft on the basis of their speed, range performance and price. The Value Factor, an industry standard which measures an aircraft’s most commonly considered price drivers and market share multipliers, is determined by multiplying the airplane’s best power true air speed by its best power range in nautical miles and dividing that total by its suggested list price.

On that basis, typically equipped Bravo and Ovation2 GX models both received ratings of 52. The Ovation2 GX, priced at $425,000, cruises at 190 knots with a standard range of 1,160 nautical miles at Best Power. The Bravo GX will cruise at 214 knots, with a standard range of 1,165 nautical miles at Best Power. Its list price is $475,000. Their nearest competitors are the Lancair 350 (183 knots X 950 nm/ $399,000) and the Lancair 400, (227 knots X 925 nm/ $475,000). Both models earned a 44 rating. They were followed by the Cirrus SR22-G2 (175 knots X 700 nm/$348,500) at 35, the Cessna Turbo 182T (175 knots X 594 nm/ $322,500) at 32 and the New Piper Saratoga TC (185 knots X 875 nm/$516,400) at 31. All of the competitive specifications for the comparison were gleaned from manuals and promotional materials produced by the manufacturers.

“There are, of course, a lot of factors which contribute to an airplane’s overall value, but in an industry where styling and the choice of optional equipment are highly subjective and many of the components and systems are supplied by the same vendors, the most often cited parameters for making an ‘apples to apples’ comparison among aircraft are their speed, range performance and price. That’s a quick way of determining an airplane’s value, and that’s also where Mooney’s Ovation and Bravo models continue to hold distinct advantages over other aircraft in their class,” explained David Copeland, Mooney’s Vice President of Sales and Marketing. “The value of a Mooney airplane doesn’t fade with time, either,” he added. “Pre-owned Mooney’s retain their value and command impressive resale prices as well. Their durability, handcrafted construction and exceptional safety record certainly contribute to that equation, as well. No matter how you approach it, a Mooney figures to be an excellent investment as well as a superior form of transportation,” Copeland concluded.

About Mooney Airplane Company

Mooney Airplane Company, located in Kerrville, Texas, is a wholly owned subsidiary of Mooney Aerospace Group, Ltd., a general aviation holding company that is publicly traded under symbol (OTC BB: MNYG — News). Mooney Airplane Company currently sells five models of the M20, the highest performing, four-place single-engine piston-powered aircraft, now available with the Garmin G1000 glass panel display. Since its inception in 1946, the company has manufactured and delivered more than 10,000 aircraft worldwide. Today, 7,000 customers in the United States and 1,000 more overseas fly these proven, high-performance airplanes. For more information, visit www.mooney.com.

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “plan,” “confident that,” “believe,” “scheduled,” “expect,” or “intend to,” and similar conditional expressions are intended to identify forward looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, the availability of components and successful production of the Company’s products, general acceptance of the Company’s products and technologies, competitive factors, timing, and other risks described in the Company’s SEC reports and filings.